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                                 AMENDMENT NO. 1 TO
                                 FINANCE AGREEMENT

This AMENDMENT NO. 1 TO FINANCE AGREEMENT (this "Amendment"), dated as of June 1, 1999, by and between NATURADE, INC., a Delaware corporation (the "Borrower"), and HEALTH HOLDINGS AND BOTANICALS, INC., a California corporation (the "Lender").

                               PRELIMINARY STATEMENT

     Reference is made to the Finance Agreement, dated as of March 17, 1999 (the "Finance Agreement"), between Borrower and Lender (collectively, the "Parties"). Capitalized terms appearing herein have the meanings specified in the Finance Agreement.

                                     AMENDMENT

     In consideration of the premises, and in consideration of the representations, warranties, and covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each Party, the Parties agree as follows:

     PARAGRAPH 1.   Section 1.01 of the Finance Agreement is hereby amended by redefining the "Commitment" to be One Million Six Hundred Thousand Dollars


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($1,600,000), effective as of the Effective Amendment Date (defined below).

     PARAGRAPH 2.   Sections 1.03 of the Finance Agreement is hereby amended and restated in full as follows, effective as of the Effective Amendment Date:

                    SECTION 1.03. REPAYMENT. The Borrower shall repay the aggregate unpaid principal amount of all Advances made prior to June 1, 1999, together with all amounts of interest then accrued thereon,
          by no later than March 7, 2000.   The Borrower shall repay the
          aggregate unpaid principal amount of all Advances made after June 1, 1999, together with all amounts of interest then accrued thereon, by no later than May 31, 2000 (such date, or the earlier date on which the Advances shall become due and payable in accordance with the terms hereof, "Maturity Date"). All amounts received by the Lender in repayment of Advances shall be applied to such of the Advances as the Lender shall determine in its sole and complete discretion.

     PARAGRAPH 3.   Sections 3.01(h), (i) and (j) of the Finance Agreement are
hereby amended and restated in full as follows, effective as of the Effective Amendment Date:

               (h) Except as set forth in Schedule 3.1(h), the Borrower is the legal and beneficial owner of the Collateral (defined below) free and clear of any lien, security interest, option or other encumbrance of any kind (collectively, "Liens") except for (i) the security interest created by this Agreement, (ii) security interests in favor of South Bay Bank (the "Bank") arising under agreements in effect on the date hereof (such Liens being


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          referred to herein as the "Prior Liens"), (iii) Liens other than
          Prior Liens permitted by Section 4.02(a)(ii) (such Liens beingreferred to herein as the "Additional Prior Liens" and the Debt secured thereby being referred to herein as "Additional Secured Debt") and (iv) Liens described on Schedule 3.1(h). Except as set forth in Schedule 3.1(h), no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Lender relating to this Agreement, in favor of the Bank relating to the Prior Liens, and the Additional Prior Liens in favor of the lenders secured thereby (the "Additional Prior Lenders");

               (i) Appropriate financing statements covering the Collateral and the Lien created hereby ("Financing Statements") were recorded in all applicable jurisdictions no later than March 18, 1999. The recordings of such Financing Statements and this Agreement create a valid and perfected security interest in the Collateral, securing the payment of the Secured Obligations (defined below), subject, as to priority, only to the Prior Liens, the Additional Prior Liens and Liens listed on
          Schedule 3.1(h), and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.


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               (j)  Except with respect to South Bay Bank and the Additional
          Prior Lenders (and the filings of all continuation financing statements necessary to maintain the effectiveness of the Financing Statements), no consent of any other person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by the Borrower of the assignment and security interest granted hereby or for the execution, delivery or performance of this Agreement by the Borrower, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including as to the priority of such pledge, assignment or security interest) or (iii) to the best knowledge of Borrower, for the exercise by the Lender of its the remedies in respect of the Collateral pursuant to this Agreement.
          .
     PARAGRAPH 4.   Section 5.01(g) the Finance Agreement is hereby amended and restated in full as follows, effective as of the Effective Amendment Date:

                    (g) This Agreement shall fail to create a valid and perfected Lien in any material portion of the Collateral securing the payment of the Secured Obligations, subject, as to priority, only to the Prior Liens, the Additional Prior Liens and Liens described on
          Schedule 3.1(h); or

     PARAGRAPH 5. Section 5.02 of the Finance Agreement is hereby amended and restated in full as follows, effective as of the Effective Amendment Date:

               SECTION 5.02. LENDER'S RIGHT TO CONVERT. Without limitation to any other right or remedy Lender may have under this Agreement, applicable law, or otherwise, upon the occurrence and during the continuance of any Event of Default, the Lender may, by notice to the Borrower in accordance with Section 8.02, convert all or any part of the Advances and other Secured Obligations into Common Stock of the Borrower at a conversion price equal to the lower of (i) $1.00 per share or (b) the Fair Market Value of the Borrower's Common Stock determined with respect to the date of such notice or, at Lender's sole election, at a date specified in such notice on or prior to the Maturity Date and occurring during the continuance of any Event of Default.Upon Borrower's receipt of such notice, Borrower shall immediately issue shares of Common Stock to the Lender as provided in such notice. Upon such issuance the amount of the Secured Obligations shall be reduced by the amount applied to such conversion.


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     PARAGRAPH 6.   Section 7.01 of the Finance Agreement is hereby amended and restated in full as follows, effective as of the Effective Amendment Date:

                    SECTION 7.01.  GRANT OF WARRANTS.

               (a) The Borrower hereby agrees to grant to the Lender warrants (the "Warrants") to acquire an initial aggregate of 600,000 shares of common stock of the Borrower (the "Common Stock") on the terms and conditions set forth below.

               (b) Simultaneously with each Advance, and as a condition precedent thereto, the Borrower shall issue to Lender Warrants to purchase the number of shares of Common Stock equal to the product of (.3) and the amount of such Advance; PROVIDED, HOWEVER, anything to the contrary appearing herein notwithstanding, with respect to any Advance made after June 1, 1999, the Borrower shall issue to Lender Warrants to purchase the number of shares of Common Stock equal to the product of (.5) and the amount of such Advance;

               (c) The initial exercise price for each of the Warrants shall be $2.125 per share, subject to adjustment as provided herein; PROVIDED, HOWEVER, anything to the contrary appearing herein notwithstanding, the initial exercise price for each of the Warrants issued with respect to an Advance made after June 1, 1999 shall be $1.00 per share, subject to adjustment as provided herein (the exercise price of each Warrant being referred to as the"Exercise Price").

               (d) Each of the Warrants shall expire on the tenth anniversary of the date on which such Warrant is issued.

     PARAGRAPH 7.   Anything to the contrary appearing in the Finance Agreement or any Warrant notwithstanding, the Exercise Price of each Warrant issued prior to June 1, 1999 is hereby reset as of the Effective Amendment Date to be $1.00 per share, subject to further adjustment as provided in the Finance Agreement, as amended hereby. The Parties hereby acknowedge that as of the Effective Amenmdnet Date, 300,000 Warrants have already been issued.

     PARAGRAPH 8.   Section 8.10 of the Finance Agreement is hereby amended and restated in full as follows, effective as of the Effective Amendment Date:


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               SECTION 8.10  SUBORDINATION.  The Borrower's obligations under this Agreement shall in all respects be subject and subordinate to the Borrower's obligations to the Bank. Lender hereby agrees that, upon Borrower's request, Lender will in good faith negotiate and enter into a reasonable subordination agreement with the Bank or Additional Prior Lenders, as applicable, respecting subordinating the Liens created hereby and by the Mortgages to the Prior Liens or Additional Prior Liens, as applicable.

     PARAGRAPH 9. The Borrower hereby makes, as of the date hereof and as of the Effective Amendment Date, each representation and warranty appearing in Section
3.01 of the Finance Agreement. If any of the representations and warranties made by the Borrower pursuant to this Paragraph 9 shall prove to have been incorrect in any material respect when made, such incorrectness shall constitute an Event of Default under Section 5.01(b) of the Finance Agreement.

     PARAGRAPH 10. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

     PARAGRAPH 11. This Amendment may be executed in any number of counterparts with the same effect as if each of the Parties had signed the same document.
All counterparts shall be construed together and shall constitute one agreement.

     PARAGRAPH 12. This Amendment shall be adopted and be effective as an amendment to the Finance Agreement on the date of delivery (including by facsimile) by each of the Parties to each other of an executed counterpart hereto (the "Effective Amendment Date"). From and after the Effective Amendment Date the Finance Agreement shall be amended as provided in this Amendment. This Amendment shall be effective only to amend to provisions of the Finance Agreement as specifically provided hereby, all other provisions of the Finance Agreement are hereby confirmed as fully effective in their entireties in accordance with their terms, and the Liens created by the Finance Agreement as amended hereby shall continue to secure all obligations of the Borrower under the Finance Agreement as amended hereby.


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          IN WITNESS WHEREOF, the Parties have entered into this Amendment No. 1 as of the date first above set forth.



NATURADE, INC.




By:          /s/ Bill D. Stewart                      /s/ Lawrence J. Batina
             -------------------------                -------------------------
Title:       CHIEF EXECUTIVE OFFICER                  CHIEF FINANCIAL OFFICER




HEALTH HOLDINGS AND
BOTANICALS, INC.


By           /s/ Lionel P. Boisseire, Jr.
             ----------------------------
Title:       PRESIDENT


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